SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




     Date of report (Date of earliest event reported): December 1, 1998

                       CAVANAUGHS HOSPITALITY CORPORATION
                        --------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                   WASHINGTON
                        --------------------------------
                 (State or Other Jurisdiction of Incorporation)

            001-13957                                        91-1032187
     ------------------------                           -------------------
     (Commission File Number)                            (I.R.S. Employer
                                                        Identification No.)

                       201 W. North River Drive, Suite 100
                            Spokane, Washington 99201
              ----------------------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (509) 459-6100
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

     ITEM 2.  Acquisition or Disposition of Assets
     -------
     On December 1, 1998, Cavanaughs Hospitality Limited Partnership, which Cavanaughs Hospitality Corporation is the majority owner and sole General Partner, acquired through a purchase agreement one hotel including: Olympia Holiday Inn Hotel, Olympia, Washington and associated Restaurants, Rental Space, and Facilities from Olympic Hotel L.L.C., a Washington Limited Liability Company (Seller).

     The acquisition is in accordance with the Purchase and Sale Agreement dated September 21, 1998. The purchase of the assets was completed on December 1, 1998 for a total price of $11,740,000 which is net of agreed due diligence offsets.

     The purchase price was paid all cash at closing. The source of funds for the acquisition was $6,180,000 mortgage and earnings of the Company. The purchase price was determined through arm s length negotiations with the Seller, an unrelated third party.


     ITEM 7.  Financial Statements, Pro Forma Financial Information and
              Exhibits

     (a)  Financial Statements of the property acquired

          No Financial Statements are required to be filed for this acquisition.

     (b)  Pro forma financial information

          Pro forma financial information is not required for this acquisition.

     (c)  Exhibits

          Exhibit 10.18 -- Purchase and Sale Agreement dated September 21, 1998 by and among Cavanaughs Hospitality Limited Partnership and Olympic Hotel, L.L.C..

     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


     Dated: December 15, 1998      CAVANAUGHS HOSPITALITY CORPORATION
            -----------------
                                   By: /s/ Art Coffey
                                       ------------------------------
                                       Executive Vice President/Chief
                                       Financial Officer

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